Exhibit 99.1

Scientific Games Corporation Will Transform into Light & Wonder

Company sets sights on becoming the leading cross-platform global game company

Introduction of a new identity is the culmination of a year-long strategic process

LAS VEGAS – March 1, 2022 – Scientific Games Corporation (NASDAQ: SGMS) (“Scientific Games” or the “Company”) will now do business as Light & Wonder, Inc., a game company singularly focused on creating great games and leveraging technology to enable a seamless player experience across all platforms.

Light & Wonder takes a deliberate cross-platform approach to bring great game franchises to players anywhere, at any time including games in land-based casinos, online and mobile and in both real money and free-to-play social gaming markets.

“We are thrilled to introduce the world to Light & Wonder, a company that will build great games and franchises that offer players a seamless experience across platforms,” said Light & Wonder Chief Executive Officer Barry Cottle. “Our powerful new strategy required a powerful new identity to distinguish us and our unique offerings and capabilities. Our new name and identity are born from our winning strategy to be the leading cross platform game company and will inspire our people to make great products for our players.”

Over the last several months, the Company made a series of bold strategic moves to transform itself into the leading cross-platform global game company, including planned divestitures of its Lottery and Sports Betting Businesses. The new identity, Light & Wonder, is born out of the Company’s strategic vision and input from key stakeholders. It also reflects the Company’s focus on creating great content, hardware and systems that connect iconic titles across any place or channel.

“We already have a world-class team powered by the brightest game creators in the business and in transforming into a growth company who invests in our people and products, we will serve our players even better wherever and whenever they play,” added Cottle.

As part of this transformation, the Company’s new website featuring iGaming and land-based casino products, technology and services will now be lnw.com. This new portal to the Company offers an exciting look at player favorite games, as well as platforms, systems, player account management and hardware.

Light & Wonder will operate under an assumed name until a legal name change is complete in Spring 2022. At that time, the Company intends to start trading under a new stock ticker it has reserved, LNW.

© 2022 Scientific Games Corporation. All rights reserved.

About Light & Wonder, Inc.
Scientific Games Corporation, doing business as Light & Wonder Inc., is the global leader in cross-platform games and entertainment. The Company brings together 5,000 employees from six continents to connect content between land-based and digital channels with unmatched technology and distribution. Guided by a culture that values daring teamwork and creativity, the Company builds new worlds of play, developing game experiences loved by players around the globe. Its OpenGaming™ platform powers the largest digital-gaming network in the industry. The Company is committed to the highest standards of integrity, from promoting player responsibility to implementing sustainable practices. To learn more, visit lnw.com.

Media Inquiries:
Media@lnw.com

Forward-Looking Statements
In this press release, Scientific Games makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “will,” “may,” and “should.” These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including those factors described in our filings with the Securities and Exchange Commission (the “SEC”), including Scientific Games’ current reports on Form 8-K, quarterly reports on Form 10-Q and its upcoming annual report on Form 10-K that will be filed with the SEC on March 1, 2022 (including under the headings “Forward-Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for Scientific Games’ ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.